Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Second Quarter 2013 Financial Results

•                  Total revenue of $46.4 million, up 28% year-over-year

•                  GAAP operating income of $0.8 million; non-GAAP operating income of $6.8 million

•                  GAAP EPS of $0.01; non-GAAP EPS of $0.16, up 60% year-over-year

•                  Adjusted EBITDA of $7.3 million, up 55% year-over-year, and with a quarterly adjusted EBITDA margin of 16%

Orange, Conn., August 7, 2013 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of communications lifecycle management (CLM) software and related services, today announced financial results for its second quarter ended June 30, 2013.

“We are pleased with the company’s second quarter performance, which led to revenue and profitability that were at or above the high end of our guidance,” stated Al Subbloie, president and CEO of Tangoe.  “Our results this quarter were highlighted by a record number of new account wins, as we continued to benefit from the increase in our sales and marketing investments.  Looking forward, the combination of ongoing cross-sell and up-sell activity, traction with our strategic alliance partners, and international expansion positions Tangoe to further penetrate the multi-billion dollar CLM market opportunity.”

Second Quarter 2013 Financial Highlights

•                  Revenue: Total revenue for the second quarter was $46.4 million, an increase of 28% on a year-over-year basis.  Recurring technology and services revenue was $41.4 million, an increase of 29% on a year-over-year basis.  Strategic consulting, software licenses and other services revenue contributed the remaining $5.0 million of total revenue for the second quarter of 2013.

•                  Operating Income: GAAP operating income for the second quarter was $0.8 million, compared to a GAAP operating income of $0.5 million for the second quarter of 2012.  Non-GAAP operating income for the second quarter was $6.8 million, compared to $4.2 million for the second quarter of 2012.

•                  Net Income: GAAP net income for the second quarter was $0.6 million, compared to $0.3 million of net income for the same period last year.  GAAP diluted income per share for the second quarter was $0.01, based on 40.2 million weighted-average diluted shares outstanding, compared to income per share of $0.01, based on 41.1 million weighted-average diluted shares outstanding, for the same period last year.

Non-GAAP net income for the second quarter was $6.4 million, up 52% compared to $4.2 million for the second quarter of 2012.  Non-GAAP diluted net income per share for the second quarter was $0.16 based on 40.2 million weighted-average diluted shares outstanding compared to $0.10 per share based on 41.1 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the second quarter was $7.3 million, an increase of 55% compared to $4.7 million for the second quarter of 2012.  Adjusted EBITDA margin was 15.7% for the second quarter of 2013, an increase compared to a 13.0% margin for the same period last year.

•                  Cash and Cash Flow: As of June 30, 2013, Tangoe had cash and cash equivalents of $44.1 million, an increase of $0.5 million from the end of the prior quarter due primarily to the generation of unlevered free cash flow which was partially offset by the repurchase of common stock and payment of deferred purchase price obligations for acquisitions during the quarter.

The company generated $4.8 million in net cash from operations for the second quarter of 2013, compared to $4.0 million during the second quarter of 2012.

The company generated $4.1 million in unlevered free cash flow for the quarter, compared to $3.7 million during the second quarter of 2012.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of August 7, 2013, Tangoe is providing guidance for its third quarter and full year 2013:

•                  Third Quarter 2013 Guidance: Total revenue is expected to be in the range of $47.5 million to $48.0 million.  Adjusted EBITDA is expected to be in the range of $7.9 million to $8.2 million.  Non-GAAP net income per share is expected to be approximately $0.17 based on approximately 40.9 million weighted-average diluted shares outstanding.

•                  Full Year 2013 Guidance: Total revenue is expected to be in the range of $189.0 million to $191.0 million.  Adjusted EBITDA is expected to be in the range of $31.0 million to $32.0 million.  Non-GAAP net income per share is expected to be in the range of $0.67 to $0.70 based on approximately 40.7 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EDT to review the company’s financial results for the second quarter 2013 and business outlook. To access this call, dial 888.778.8913 (United States), or 913.312.1471 (international), with conference ID #6356273. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through August 21, 2013, by dialing 877.870.5176

(United States), or 858.384.5517 (international). The recording access code is #6356273.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of Communications Lifecycle Management (CLM) software and services to a wide range of global enterprises. CLM encompasses the entire lifecycle of an enterprise’s communications assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, mobile device management, real-time telecommunication expense management, invoice processing, expense allocation and accounting, forward and reverse logistics, and asset decommissioning and disposal. Tangoe’s Communications Management Platform (CMP) is an on-demand suite of software designed to manage and optimize the complex processes and expenses associated with this lifecycle for both fixed and mobile communications assets and services. Tangoe’s customers can also manage their communications assets and services by engaging Tangoe’s client service group.

Additional information about Tangoe can be found at www.tangoe.com. Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and, for 2013 only, restructuring charge; less amortization of leasehold interest, interest income and, for 2013 only, other income.  Non-GAAP operating income excludes stock-based compensation expense, amortization of intangible assets and, for 2013 only, restructuring charge.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and, for 2013 only, restructuring charge and other income.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments, less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May

10, 2013. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013

Revenue:
Recurring technology and services	$32,075	$41,385	$62,831	$81,433
Strategic consulting, software licenses and other	4,182	5,022	7,573	9,834
Total revenue	36,257	46,407	70,404	91,267

Cost of revenue:
Recurring technology and services	14,797	18,871	29,113	37,626
Strategic consulting, software licenses and other	1,789	1,965	3,247	4,026
Total cost of revenue	16,586	20,836	32,360	41,652

Gross profit	19,671	25,571	38,044	49,615

Operating expenses:
Sales and marketing	5,913	8,205	11,457	15,597
General and administrative	7,046	8,669	13,747	16,796
Research and development	4,174	4,804	7,863	9,749
Depreciation and amortization	1,996	2,548	3,871	5,037
Restructuring charge	—	499	—	654
Income from operations	542	846	1,106	1,782

Other income (expense), net
Interest expense	(192)	(100)	(427)	(263)
Interest income	21	16	38	35
Other income	—	203	—	766
Income before income tax provision	371	965	717	2,320
Income tax provision	33	415	187	646
Net income	$338	$550	$530	1,674

Net income per common share:
Basic	$0.01	$0.01	$0.01	$0.04
Diluted	$0.01	$0.01	$0.01	$0.04

Weighted average number of common shares:
Basic	36,987	37,391	35,406	37,468
Diluted	41,124	40,226	39,384	40,318

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2012	2013
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,211	$44,056
Accounts receivable - net	38,309	39,844
Prepaid expenses and other current assets	3,384	3,619
Total current assets	91,904	87,519
COMPUTERS, FURNITURE AND EQUIPMENT-NET	3,999	3,941

OTHER ASSETS:
Intangible assets-net	44,249	40,656
Goodwill	65,825	65,823
Security deposits and other non-current assets	1,291	1,178
TOTAL ASSETS	$207,268	$199,117

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,128	$8,980
Accrued expenses	12,035	8,556
Deferred revenue-current portion	9,648	10,436
Notes payable-current portion	22,443	13,438
Other current liabilities	305	932
Total current liabilities	53,559	42,342

OTHER LIABILITIES:
Deferred rent and other non-current liabilities	3,543	3,298
Deferred revenue-less current portion	1,415	1,571
Notes payable-less current portion	131	178
Total liabilities	58,648	47,389

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	4	4
Additional paid-in capital	191,581	194,173
Warrants for common stock	10,610	10,610
Accumulated deficit	(53,757)	(52,083)
Other comprehensive gain (loss)	182	(976)
Total stockholders' equity	148,620	151,728
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$207,268	$199,117

TANGOE, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	For the Six Months Ended
	June 30,
	2012	2013

Operating activities:
Net income	$530	$1,674
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt discount	358	216
Amortization of leasehold interest	(49)	(49)
Depreciation and amortization	3,871	5,037
Increase (decrease) in deferred rent liability	48	(39)
Amortization of marketing agreement intangible assets	73	122
Allowance for doubtful accounts	—	46
Deferred income taxes	14	225
Foreign exchange adjustment	(40)	(138)
Restructuring charge	—	654
Stock based compensation expense	3,784	6,471
Decrease in fair value of contingent consideration	—	(666)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	25	(1,481)
Prepaid expenses and other assets	550	(151)
Other assets	(1)	34
Accounts payable	105	(282)
Accrued expenses	(938)	(1,984)
Deferred revenue	(788)	961
Net cash provided by operating activities	7,542	10,650
Investing activities:
Purchases of computers, furniture and equipment	(750)	(960)
Cash paid in connection with acquisitions, net of cash received	(9,202)	(9,642)
Net cash used in investing activities	(9,952)	(10,602)
Financing activities:
Repayment of debt	(2,751)	(400)
Proceeds from repayment of notes receivable	93	—
Proceeds from follow on offering, net of issuance costs	37,751	—
Repurchase of common stock	—	(6,235)
Proceeds from exercise of options	2,462	659
Net cash provided by (used in) financing activities	37,555	(5,976)

Effect of exchange rate on cash	(110)	(227)

Net increase (decrease) in cash and cash equivalents	35,035	(6,155)
Cash and cash equivalents, beginning of period	43,407	50,211
Cash and cash equivalents, end of period	$78,442	$44,056

TANGOE, Inc.

Calculation of Non-GAAP Operating  Income (Unaudited)

(in thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2012		2013		2012		2013
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Income from operations	$542	1.5%	$846	1.8%	$1,106	1.6%	$1,782	2.0%

Add:
Stock based compensation expense	2,160	6.0%	3,371	7.3%	3,784	5.4%	6,471	7.1%
Restructuring charge	—	0.0%	499	1.1%	—	0.0%	654	0.7%
Amortization of intangibles	1,511	4.2%	2,070	4.5%	2,889	4.1%	4,094	4.5%
Non-GAAP income from operations	$4,213	11.6%	$6,786	14.6%	$7,779	11.0%	$13,001	14.2%

TANGOE, Inc.

Reconciliation of Net income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2012		2013		2012		2013
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Net income	$338	0.9%	$550	1.2%	$530	0.8%	$1,674	1.8%
Interest expense	192	0.5%	100	0.2%	427	0.6%	263	0.3%
Other income	—	0.0%	(203)	-0.4%	—	0.0%	(766)	-0.8%
Interest income	(21)	-0.1%	(16)	0.0%	(38)	-0.1%	(35)	0.0%
Income tax provision	33	0.1%	415	0.9%	187	0.3%	646	0.7%
Depreciation and amortization	1,996	5.5%	2,548	5.5%	3,871	5.5%	5,037	5.5%
Amortization of marketing agreement intangible assets	41	0.1%	67	0.1%	73	0.1%	122	0.1%
Amortization of leasehold interest	(25)	-0.1%	(25)	-0.1%	(49)	-0.1%	(49)	-0.1%
Stock based compensation expense	2,160	6.0%	3,371	7.3%	3,784	5.4%	6,471	7.1%
Restructuring charge	—	0.0%	499	1.1%	—	0.0%	654	0.7%
Adjusted EBITDA	$4,714	13.0%	$7,306	15.7%	$8,785	12.5%	$14,017	15.4%

TANGOE, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
Net income	$338	$550	$530	$1,674

Add:
Stock based compensation expense	2,160	3,371	3,784	6,471
Restructuring charge	—	499	—	654
Amortization of intangibles	1,511	2,070	2,889	4,094
Amortization of debt discount	167	80	358	216
Other income	—	(203)	—	(766)
Non-GAAP net income	$4,176	$6,367	$7,561	$12,343

Non-GAAP net income per share: diluted	$0.10	$0.16	$0.19	$0.31

Fully diluted weighted average shares outstanding	41,124	40,226	39,384	40,318

TANGOE, Inc.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
Cost of revenue	$335	$525	$585	$1,080
Sales and marketing	503	956	869	1,769
General and administrative	1,169	1,641	2,084	3,113
Research and development	153	249	246	509
Total	$2,160	$3,371	$3,784	$6,471

TANGOE, Inc.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
Net cash provided by operating activities	$4,013	$4,808	$7,542	$10,650

Add:
Interest payments, net	36	20	72	41

Subtract:
Capital Expenditures	324	687	750	960
Unlevered Free Cash Flow	$3,725	$4,141	$6,864	$9,731

Investor Contact:

Seth Potter

ICR, Inc.

512.344.0277

investor.relations@tangoe.com

Media Contact:

Kristin Conforti

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com